As filed with the Securities and Exchange Commission on September 5, 2006

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices) (zip code)

Novartis Corporation 2001 Stock Incentive Plan for North American Employees

(Full title of the plan)

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(Name and address of agent for service)

Telephone number, including area code, of agent for service: 1-800-927-9800 copy to

Laura D. Richman

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, Illinois 60606

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares of Novartis AG, nominal values CHF 0.50 per share (“Shares”)(1)	35,000,000	$56.664	$1,983,240,000	$212,207

(1)

The Shares will be represented by American Depositary Shares (“ADSs”), each of which currently represents one Share. A separate Registration Statement on Form F-6 (333-137108) has been filed for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of the Shares.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the registrant’s Shares reported on the Swiss Exchange on August 28, 2006, translated into U.S. dollars at the noon buying rate in New York City for cable transfers in Swiss francs as certified for customs purposes by the Federal Reserve Bank of New York on that date.

Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, File No. 333-119475, (the “Prior Registration Statement”) is incorporated herein by reference. This Registration Statement covers 35,000,000 Shares which, together with the 15,000,000 Shares being carried forward from the Prior Registration Statement and the 10,000,000 Shares registered on the Company’s Registration Statement on Form S-8, File No. 333-13506 and upon which a fee has previously been paid, constitute the 60,000,000 Shares registered for issuance under the Novartis Corporation 2001 Stock Incentive Plan for North American Employees.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 8.	Exhibits.
See Exhibit Index which is incorporated herein by reference.

Item 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”) that are incorporated by reference in this registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)            To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or 17 CFR 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
	(i)	If the registrant is relying on Rule 430B:
(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

	(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

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(6)            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant’s articles of incorporation, regulations of the board and committee charters or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints two of Daniel Vasella, Raymond Breu and Urs Baerlocher, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basel, Switzerland, on September 5, 2006.

NOVARTIS AG

By: /s/ Dr. Urs Baerlocher
Name: Dr. Urs Baerlocher
Title: Head Legal and Tax Affairs

By: /s/ Bruno Heynen
Name: Bruno Heynen
Title: Corporate Secretary, Head
Corporate Law & Governance

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Daniel Vasella Dr. Daniel Vasella	Chairman and Chief Executive Officer	September 5, 2006

/s/ Hans- Jörg Rudloff Hans-Jörg Rudloff	Vice-Chairman	September 5, 2006

/s/ Ulrich Lehner, Ph.D. Ulrich Lehner, Ph. D.	Vice-Chairman	September 5, 2006

/s/ Dr. Raymond Breu Dr. Raymond Breu	Chief Financial Officer	September 5, 2006

/s/ Dr. H.c. Birgit Breuel Dr. H.c. Birgit Breuel	Director	September 5, 2006

/s/ Prof. Dr. Peter Burckhardt Prof. Dr. Peter Burckhardt	Director	September 5, 2006

/s/ Srikant Datar, Ph.D. Srikant Datar, Ph.D.	Director	September 5, 2006

/s/ William George William George	Director	September 5, 2006

/s/ Alexandre F. Jetzer Alexandre F. Jetzer	Director	September 5, 2006

/s/ Pierre Landolt Pierre Landolt	Director	September 5, 2006

/s/ Andreas von Planta Andreas von Planta	Director	September 5, 2006

/s/ Dr.-Ing. Wendelin Wiedeking Dr.-Ing. Wendelin Wiedeking	Director	September 5, 2006

/s/ Prof. Dr. Rolf Zinkernagel Prof. Dr. Rolf Zinkernagel	Director	September 5, 2006

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 5, 2006 by the undersigned as the duly authorized representative of Novartis AG in the United States.

/s/ Paulo Costa

Paulo Costa

Authorized Representative in the United States

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1

Articles of Incorporation, as amended March 1, 2005 (in English translation) of Novartis AG (incorporated by reference to Exhibit 1.1 of the registrant’s Annual Report on Form 20-F (File No. 1-15024) for the year ended December 31, 2005)

4.2

Regulations of the Board and Committee Charters of Novartis AG, as amended October 26, 2005 (incorporated by reference to Exhibit 1.2 to the registrant’s Annual Report on Form 20-F (File No. 1-15024) for the year ended December 31, 2005)

4.3

Amended and Restated Deposit Agreement, dated as of May 11, 2000 among Novartis AG, Morgan Guaranty Trust Company of New York, as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a)(1) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-11758) filed September 8, 2000)

4.4

Amendment No. 1 to the Amended and Restated Deposit Agreement (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (File No. 333-11758) filed September 8, 2000)

4.5

Restricted Issuance Agreement dated as of January 11, 2002 among Novartis AG, J.P. Morgan Chase & Co., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit 4 to the Registration Statement on Form F-3 (File No. 333-81862) filed on January 31, 2002)

4.6	Amendment No. 2 to the Amended and Restated Deposit Agreement (incorporated by reference to Exhibit (a)(3) to the Registration Statement on Form F-6 (File No. 333-13446) filed on May 31, 2001)

4.7

Letter Agreement dated October 27, 2004 between Novartis AG and JPMorgan Chase Bank, as depositary (incorporated by reference to Exhibit 2.2 to Annual Report on Form 20-F for the year ended December 31, 2004)

4.8

Letter Agreement dated September 12, 2005 between Novartis AG and JPMorgan Chase Bank, as depositary (incorporated by reference to Exhibit 2.3 Annual Report on Form 20-F for the year ended December 31, 2005)

10.1	Novartis Corporation 2001 Stock Incentive Plan for North American Employees (as amended through December 31, 2005)

23.1	Consent of Independent Auditors - PricewaterhouseCoopers AG

24	Powers of Attorney (included on signature pages)